BUTLER NATIONAL CORPORATION
                         19920 West 161st Street
                          Olathe, Kansas 66062

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            OCTOBER 27, 1998


To the Shareholders of Butler National Corporation:

Notice is hereby given that the Annual Meeting of Shareholders of Butler National Corporation (the "Company") will be held at The Stables, 530 H Street Southeast, Miami, Oklahoma, on Tuesday, October 27, 1998, at 11:00 a.m., for the following purposes:

   1.To elect five (5) directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected.

   2.To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on September 18, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.


                                    By Order of the Board of Directors,



                                    WILLIAM A. GRIFFITH, Secretary

Olathe, Kansas
September 18, 1998


TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                         BUTLER NATIONAL CORPORATION
                           19920 West 161st Street
                             Olathe, Kansas 66062

                                PROXY STATEMENT

General

  This Proxy Statement is furnished to the shareholders of Butler National Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on October 27, 1998, or any adjournment or adjournments thereof. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph, or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

  Any proxy may be revoked at any time before it is voted by written notice to the Secretary, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting; but if not so revoked, the shares represented by such proxy will be voted. The mailing of this proxy statement to shareholders of the Company commenced on or about September 29, 1998. The Company's corporate offices are located at 19920 West 161st Street, Olathe, Kansas 66062 and its telephone number is (913) 780-9595.

  The Company has outstanding only one class of Common Stock, par value $.01 per share ("Common Stock"), of which 11,640,521 shares were issued, outstanding and entitled to vote at the Annual Meeting. Each share is entitled to one vote. Shareholders may not cumulate votes in the election of directors. Only shareholders of record at the close of business on September 18, 1998, will be entitled to vote at the meeting. The presence in person or by proxy of the holders of 35% of the shares of Common Stock entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business. The shares represented by the enclosed proxy will be voted if the proxy is properly signed and received prior to the meeting.

Voting

  The Charter Documents of the Company require that a 35% of the votes of the shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting be present in person or represented by Proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. Provided a quorum is present, the affirmative vote of (a) a plurality of the votes cast by the holders of the Common Stock present in person or represented by Proxy at the Annual Meeting and entitled to vote on the subject matter is required for the election of directors and (b) the holders of a majority of the voting power of all shares is required for the approval of the Reincorporation described herein. Votes that are cast against the proposals are counted both for purposes of determining the presence or absence of a quorum for the transaction of business and for purposes of determining the total number of votes cast on a given proposal. Abstentions will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of votes cast on a given proposal, and therefore will have the same effect as a vote against a given proposal. Broker non-votes (i.e., a proxy card returned by a holder on behalf of its beneficial owner that is not voted on a particular matter because voting instructions have not been received and the broker has no discretionary authority to vote) will be counted as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of determining the number of votes cast with respect to a particular proposal for which authorization to vote was withheld. Accordingly, broker non-votes will not be considered as votes cast and thus will not affect the outcome of voting on a proposal.

Auditor

  As required by the Securities and Exchange Commission the following information was reported on Form 8-K, on September 16, 1998, regarding the change of auditor for Butler National Corporation for fiscal year 1999.

Item 4.  Change in Registrant's Certifying Accountant

  (a)  (i)    On September 14, 1998, Arthur Andersen LLP informed the Company that it has declined to stand for reelection. A new independent auditor has not been engaged by the Company.

       (ii) The reports of Arthur Andersen LLP on the Company's consolidated financial statements for each of the two fiscal years ended
April 30, 1997 and April 30, 1998, contained no adverse opinion or disclaimer or opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

       (iii)  N/A

       (iv) During the two most recent fiscal years and through the date of this report, the Company has had no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved would have caused them to make reference thereto in their report on the consolidated financial statements or the Company for such years.

       (v) During the Company's two most recent fiscal years and through the date of this report, the Company has had no reportable events as defined in Item 304 (a) (1) (v) of Regulation S-K.

       (vi) The Company has requested that Arthur Andersen LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter dated September 16, 1998 is filed as exhibit 16 to this Form 8-K.

  (b) During the Company's two fiscal years ended April 30, 1997 and April 30, 1998, and through date of this filing, the Company has not consulted with a new independent accountant regarding any of the matters specified in Item 304 (a) (2) of Regulation S-K.

Item 7.  Financial Statements and Exhibits

   (c)  Exhibits

   16 Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated September 16, 1998.


Stockholder Proposals

  The proxy rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company's proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. The Butler National Corporation 1998 Annual Meeting of Shareholders is expected to be held on or about September 30, 1999, and proxy materials in connection with that meeting are expected to be mailed on or about August 29, 1999. Shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before June 3, 1999.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, with respect to the Company's common stock (the only class of voting securities), the only persons known to be beneficial owners of more than five percent (5%) of any class of the Company's voting securities as of July 17, 1998.


Name and Address of        Amount and Nature of                Percent
Beneficial Owner         Beneficial Ownership (1)              of Class

Clark D. Stewart                3,058,920(2)                   16.1%
19920 West 161st Street
Olathe, Kansas  66062


(1) Unless otherwise indicated by footnote, nature of beneficial ownership of securities is direct, and beneficial ownership as shown in the table arises from sole voting power and sole investment power.
(2) Includes 2,220,000 shares which may be acquired by Mr. Stewart pursuant to the exercise of stock options which are exercisable.


   The following table sets forth, with respect to the Company's common stock (the only class of voting securities), (i) shares beneficially owned by all directors and named executive officers of the Company, and (ii) total shares beneficially owned by directors and officers as a group, as of July 17, 1998.


Name of                      Amount and Nature of               Percent
Beneficial Owner            Beneficial Ownership (1)            of Class

Larry B. Franke                  170,600(6)                      0.9%
William A. Griffith              149,000(5)                      0.8%
David B. Hayden                  172,500(7)                      0.9%
William E. Logan                 360,000(3)                      1.9%
Clark D. Stewart               3,058,920(2)                     16.1%
R. Warren Wagoner              1,435,000(4)                      7.5%



All Directors and Executive
 Officers as a
 Group (12 persons)            5,879,482(8)                     30.9%


(1) Unless otherwise indicated by footnote, nature of beneficial ownership of securities is direct, and beneficial ownership as shown in the table arises from sole voting power and sole investment power.
(2) Includes 2,220,000 shares which may be acquired by Mr. Stewart pursuant to the exercise of stock options which are exercisable.
(3) Includes 310,000 shares which may be acquired by Mr. Logan pursuant to the exercise of stock options which are exercisable.
(4) Includes 1,335,000 shares which may be acquired by Mr. Wagoner pursuant to the exercise of stock options which are exercisable.
(5) Includes 92,000 shares which may be acquired by Mr. Griffith pursuant to the exercise of stock options which are exercisable.
(6) Includes 170,600 shares which may be acquired by Mr. Franke pursuant to the exercise of stock options which are exercisable.
(7) Includes 150,000 shares which may be acquired by Mr. Hayden pursuant to the exercise of stock options which are exercisable.
(8) Includes 4,277,600 shares for all directors and executive officers as a group, which may be acquired pursuant to the exercise of stock options which are exercisable.

                           ELECTION OF DIRECTORS
                              (Proposal No. 1)

 The number of directors constituting the Board of Directors has been fixed by the Company at five. The term of office for a director is one year or until his successor is elected an qualified. The Board of Directors has nominated for election the five (5) persons named below. All of the nominees are currently members of the Board of Directors. It is intended that proxies solicited will be voted for such nominees. The Board of Directors believes that each nominee named below will be able to serve, but should any nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

 The names and ages of the directors, their principal occupations for at least the past five years are set forth below, based on information furnished to the Company by the directors.


Name of Nominee
and Director and        Served   Principal Occupation for Last Five Years
       Age              Since    and Other Directorships


Clark D. Stewart         1989    President of the Company from September 1,
(58)(2)                          1989 to present.  President of Tradewind
                                 Systems, Inc. (consulting and computer
                                 sales) 1980 to present; Executive Vice
                                 President of RO Corporation (manufacturing)
                                 1986 to 1989; President of Tradewind
                                 Industries, Inc. (manufacturing) 1979 to 1985.


R. Warren Wagoner        1986    Chairman of the Board of Directors of the
(46)(1)(2)                       Company since August 30, 1989 and President
                                 of the Company from July 26, 1989 to
                                 September 1, 1989.  Sales Manager of Yamazen
                                 Machine Tool, Inc. from March, 1992 to
                                 March, 1994; President of Stelco, Inc.
                                 (manufacturing) 1987 to 1989; General
                                 Manager, AmTech Metal Fabrications, Inc.,
                                 Grandview, MO 1982 to 1987.


William E. Logan         1990    Vice President and Treasurer of Wendy's
(60)(1)(2)                       Hamburgers of Kansas City, Inc.  June, 1984
                                 to present. Vice President and Treasurer of Valley Foods Services, Inc. (wholesale food distributor) June, 1988 to April, 1993.
                                 Professional practice as a Certified Public
                                 Accountant 1965 to 1984.


William A. Griffith      1990    Secretary of the Company, President of
(51)(1)(2)                       Griffith and Associates (management
                                 consulting) since 1984.  Management
                                 consultant for Diversified Health Companies
                                 (management consulting) from 1986 to 1989
                                 and for Health Pro (health care) from 1984 to 1986. Chief Executive Officer of
                                 Southwest Medical Center (hospital) from
                                 1981 to 1984.


David B. Hayden          1996    Co-owner and President of Kings Avionics,
(52)(2)                          Inc. since 1974 (avionics sales and
                                 service).  Co-owner of Kings Aviation LLP
                                 (aircraft fixed base operation and
                                 maintenance) since 1994. Field Engineer for King Radio Corporation (avionics manufacturing) 1966 to 1974. Mr. Hayden was appointed as a Director by the Board of Directors on December 1, 1995.

(1) Audit Committee
(2) Compensation Committee


 During the fiscal year ended April 30, 1998, the Board of Directors met two times. Each director attended 100% of the meetings of the Board of Directors. Members of the Board who are not otherwise paid employees of the Company (all except Mr. Stewart) are paid $100 for each meeting attended. The Board of Directors has an Audit Committee and Compensation Committee, but no Nominating Committee. During fiscal 1998, the Audit Committee consisted of R. Warren Wagoner, William E. Logan and William A. Griffith. Its function is to assist the President in the review of the financial performance and operations of the Company. The Audit Committee met once during the fiscal year ended April 30, 1998 and all members of the Audit Committee attended the meeting.

 During fiscal 1998, the Compensation Committee consisted of the Board of Directors. Its function is to assist the President in periodic reviews of the performance of management which in turn leads to salary review and recommendations for salary adjustment. The Compensation Committee met one time during the fiscal year ended April 30, 1998 and all members of the Audit Committee attended the meeting.

The Board of Directors recommends a vote "FOR" each of Messrs. Wagoner, Stewart, Logan, Griffith and Hayden for election as directors of the Company.

 The executive officers of the Company are elected each year at the annual meeting of the Board of Directors held in conjunction with the annual meeting of shareholders and at special meetings held during the year. The executive officers are as follows:

Name                      Age    Position


R. Warren Wagoner          46    Chairman of the Board of Directors


Clark D. Stewart           58    President and Chief Executive Officer


Larry W. Franke            55    Vice President, Aircraft Modifications


Jack L. Graham             74    President, Avcon Industries, Inc., a
                                 wholly-owned subsidiary of the Company


Jon C. Fischrupp           58    President of Butler National Services, Inc.,
                                 a wholly-owned subsidiary of the Company


Edward J. Matukewicz       50    Treasurer


William A. Griffith        51    Secretary

 R. Warren Wagoner was General Manager, Am-Tech Metal Fabrications, Inc. from 1982 to 1987. From 1987 to 1989, Mr. Wagoner was President of Stelco, Inc. Mr. Wagoner was Sales Manager for Yamazen Machine Tool, Inc. from March 1992 to March 1994. Mr. Wagoner was President of the Company from July 26, 1989, to September 1, 1989. He became Chairman of the Board of the Company on August 30, 1989.

 Clark D. Stewart was President of Tradewind Industries, Inc., a manufacturing company, from 1979 to 1985. From 1986 to 1989, Mr. Stewart was Executive Vice President of RO Corporation. In 1980, Mr. Stewart became President of Tradewind Systems, Inc. He became President of the Company in September 1989.

 Larry W. Franke was Vice President and General Manager of Kansas City Aviation Center from 1984 to 1992. From 1993 to 1994 he was Vice President of Operations and Sales for Marketlink, an aircraft marketing company. Mr. Franke joined the Company in July 1994 as Director of Marketing and was promoted in August 1995 to Vice President of Operations and Sales. Mr. Franke is currently Vice President of Aircraft Modifications at Avcon.

 Jack L. Graham was President of Avcon Industries for 19 years and joined the Company in December 1983, at the time of the acquisition of Avcon Industries by the Company. Mr. Graham is President of Avcon Industries, Inc.

 Jon C. Fischrupp was President of Lauderdale Services, Inc. ("LSI") from June 14, 1978, until May 1, 1986, at which time the Company acquired LSI and he became President of LSI (now known as Butler National Services, Inc.).

 Edward J. Matukewicz was Vice President of Master Fund Company from 1987 to 1990 and Vice President of First Trust of Mid America from 1990 to 1991. Mr. Matukewicz joined the Company in May, 1991, as Treasurer.

 William A. Griffith was Chief Executive Officer of Southwest Medical Center (hospital) from 1981 to 1984. Mr. Griffith was a management consultant for Health Pro from 1984 to 1986 and for Diversified Health Companies from 1986 to 1989. Mr. Griffith has been President of Griffith and Associates, management consulting, since 1984. Mr. Griffith became Secretary of the Company in 1992.

Item 11. EXECUTIVE COMPENSATION

 The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the other most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 (determined as of the end of the last fiscal year) for the fiscal years ended April 30, 1998, 1997 and 1996:

                    SUMMARY COMPENSATION TABLE


Name and
Principal
Position

Clark D. Stewart, President and CEO, Director

Annual Compensation

Year      Salary ($)   Bonus ($) Other Annual Compensation ($)
98         226,997       ----             ----
97         212,729       ----             ----
96         212,075       ----             ----

Long Term Compensation

Awards

Year     Restricted Stock Award(s)         Securities Underlying Options
                  ($)                                 (#)(1)
98              ----                              1,050,000
97              ----                                 50,000
96              ----                                 50,000

Payouts

Year     LTIP Payouts ($)
98              ----
97              ----
96              ----


Year     All Other Compensation ($)
98              ----
97              ----
96              ----


(1) Represents options granted pursuant to the Company's 1989 Nonqualified Stock Option Plan (1,050,000) in 1998 and (50,000) in 1997 and 1996.

OPTION GRANTS, EXERCISES AND HOLDINGS

     The following table provides further information concerning grants of stock options pursuant to the 1989 Nonqualified Stock Option Plan during the fiscal 1998 year to the named executive officers:

                    OPTION GRANTS IN LAST FISCAL YEAR

                           Individual Grants

Name

Clark D. Stewart

Number of
Securities
Underlying
Options
Granted (#)

1,050,000

Percent of Total
Options
Granted to
Employees in
Fiscal Year

16.5%

Exercise or
Base Price
($/Sh)

0.90

Expiration Date

10/31/2007

Potential Realizable Value
at Assumed Annual Rates of
Stock Price Appreciation
for Option Term

  5% ($)               10% ($)

  -0-                 420,000

(1) Except in the event of death or retirement for disability, if Mr. Stewart ceases to be employed by the Company, his option shall terminate. Upon death or retirement for disability, Mr. Stewart (or his representative) shall have three months or one year, respectively, following the date of death or retirement, as the case may be, in which to exercise such options. The option granted for 1,050,000 shares of Common Stock was granted on November 1, 1997 from the 1989 Stock Option Plan. All such options are immediately exercisable.


     The following table provides information with respect to the named executive officers concerning options exercised and unexercised options held as of the end of the Company's last fiscal year:

             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION VALUES

Name

Clark D. Stewart, Chief Executive Officer

Shares Acquired on Exercise (#)

-0-

Value Realized ($)

-0-

Number of Securities Underlying Unexercised Options at FY-End (#)

Exercisable/Unexercisable

2,220,000 / 0

Value of Unexercised In-the-Money Options at FY-End ($)

Exercisable/Unexercisable

0/0

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors is comprised of Mr. Wagoner, Mr. Stewart, Mr. Griffith and Mr. Logan. Mr. Wagoner is the Chairman, Mr. Stewart is the President and Chief Executive Officer of the Company and Mr. Griffith is the Secretary of the Company.

     During fiscal 1998, the consulting firm of Griffith & Associates was paid for business consulting services rendered to the Company in the approximate amount of $12,143. William A. Griffith, who is a director for the Company, is a principal at Griffith & Associates. It is anticipated that Griffith & Associates will continue to provide services for the Company.

     During fiscal 1998, the Company paid consulting fees of approximately $133,175 to Mr. Logan for business consulting services. It is anticipated that Mr. Logan will continue to provide services for the Company. During the 1995 fiscal year, sales to Wendy's Hamburgers of Kansas City, Inc. ("WH of KC, Inc.") accounted for approximately 6% of the net sales of the Company ($790,000). William E. Logan, who is a director for the Company, is Vice President and Treasurer of WH of KC, Inc. Mr. Logan sold the WH of KC, Inc. restaurants as of June 3, 1994. The Company no longer provided temporary services subsequent to June 3, 1994.

     During fiscal 1998, the consulting firm of Butler Financial Corporation was paid for business consulting services rendered to the Company in the approximate amount of $56,000. R. Warren Wagoner, who is a director for the Company, is a principal at Butler Financial Corporation. It is anticipated that Butler Financial Corporation will continue to provide services for the Company.

     During fiscal 1998, the Company filed Form-8 registration statements concerning the 1989, 1993-I, 1993-II, and 1995 Non-Qualified Stock Option Plans. The plans were amended to increase the number of shares authorized by 8,000,000; 4,500,000; 3,500,000; and 3,500,000 respectively. The expiration dates were also amended to reflect December 31, 2010 as the expiration date for all four plans. As a part of the amendment process all eligible outstanding options were canceled and reissued at the current market price of $0.90.


EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS.

     On May 6, 1997, the Company extended the March 17, 1994, employment agreement with Clark D. Stewart under the terms of which Mr. Stewart was employed as the President and Chief Executive Officer of the Company at an initial minimum annual salary of $198,000 and a minimum salary of $208,000, $218,500, $229,500 and $241,000, respectively, in years two through five.
The extended contract provides a minimum annual salary of $253,100, $265,700, $278,900, $292,900, $307,600, respectively in years six through ten. In the event Mr. Stewart is terminated from employment with the Company other than "for cause," Mr. Stewart shall receive as severance pay an amount equal to the unpaid salary for the remainder of the term of the employment agreement. Mr. Stewart was also granted an automobile allowance of $600 per month.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     On an annual basis, the Compensation Committee reviews the salaries and performance adjustments of the executive officers and oversees the administration of the Company's compensation program.

     In accordance with Securities and Exchange Commission rules designed to enhance disclosure of companies' policies toward executive compensation, the following report is submitted by the below listed committee members in their capacity as the Board's Compensation Committee. The report addresses the Company's compensation policy as it related to the executive officers for fiscal 1998.

     General Compensation Policy. The Compensation Committee of the Board of Directors was, and continues to be, guided by a belief that executive compensation should reflect the Company's performance (as evidenced by revenue, operating ratio (operating expenses divided by operating revenue), operating income and earnings per share), while at the same time considering surrounding competitive pressures, retention of key executive officers and individual performance as evidenced by informal evaluations. The Compensation Committee has not yet adopted a policy with respect to the $1,000,000 limitation on deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended.

     1998 Compensation. To accomplish the Company's compensation policy, the executive compensation package integrates (i) annual base salary, (ii) current year performance adjustments to such salary, and (iii) stock option grants under the Company's 1995 and 1993 Plans. The overall compensation policy, as implemented, endeavors to enhance the profitability of the Company (and, thus, shareholder value) by tying the financial interests of the management with those of the Company.

     Base Salary. The Compensation Committee, upon the recommendation of the CEO, initially determines the amount of executive officer base salary based on factors such as prior level of pay, quality of experience, responsibilities of position and salary levels of similarly positioned executives in other companies.

     For all officers, raises are determined subjectively by recommendation of the CEO and which are approved by the Compensation Committee. Such raises are based upon informal evaluation by the CEO and, to a lesser extent, other executive officers.

     Performance Adjustments. Once base salary has been determined, the Compensation Committee divides the executive officers into two groups:
Operating Officers and Administrative Officers. The Operating Officers consist of Mr. Stewart (CEO), Mr. Franke (Vice President-Aircraft Modifications),Mr. Graham (President-Avcon Industries, Inc.), Mr. Fischrupp (President-BNSI), and Mr. Johnston (President-RFI). The Administrative Officers consist of the remaining executive officer, Mr. Matukewicz (Treasurer). For Mr. Fischrupp, Mr. Franke, and Mr. Graham, the Company has in place a Performance Plan which couples the executive's cash compensation with specific improvements in the Company's operating income. Each Performance Plan is specific to the Operating Officer's segment. Generally, the incentive bonus is five percent (5%) of the business segment net income before income taxes from the business segment currently under the control of the officer. Business segment net income is defined to include all ordinary and necessary business expenses associated with the operations and financing of the business segment but does not include an allocation of corporate overhead.

     In 1998, Mr. Fischrupp, Mr. Franke, and Mr. Graham received performance adjustments.

     Administrative Officers do not participate in the Performance Plan and, thus, do not receive a performance incentive bonus.

     Stock Option Awards. The Compensation Committee may also award stock options to executive officers under the 1995 and 1993 Plans. In general, the Committee believes that stock options are an effective incentive for executive to create value for shareholders since the value of an option bears a direct relationship to appreciation in the Company's stock price. Obviously, when shareholder value decreases, the stock options granted to executives either decrease in value or have no value.

     In 1998, the Compensation Committee granted 2,300,000 options to executive officers.

     President and CEO Compensation. Clark D. Stewart, President and CEO of the Company, entered into a five year employment agreement with the Company. The Compensation Committee granted to Mr. Stewart 1,050,000 options subjectively based upon his performance.

     Summary. The Compensation Committee believes that the executive officers of the Company are dedicated to achieving significant improvements in long-term financial performance and that the compensation policies and programs contribute to achieving this senior management focus. The Compensation Committee believes that the compensation levels during 1998 adequately reflect the Company's compensation goals and policies.

     The Compensation Committee report is submitted by:

                             Randal W. Wagoner
                             Clark D. Stewart
                             William A. Griffith
                             William E. Logan

                            STOCK PERFORMANCE GRAPH

  In April 1994, the Company acquired R F, Inc., and thereby entered into the Food Distribution Industry. The Company discontinued the operation of its Wholesale Food Distribution segment on April 14, 1998. Until April 1994, the Company's largest business segment was Temporary Services. This segment became inactive on June 3, 1994, due to the loss of its only customer. Currently Aircraft Modifications represent the Company's largest business segment. Therefore, in order to provide a representative comparison of the Company's stock for the last five years with the cumulative return on the Nasdaq Stock Index, an Industry Peer Group Index (based upon companies which are traded on a listed exchange) for each Temporary Services Industry(1) and the Food Distribution Industry(2). Because the Company does not feel it can reasonably identify a peer group concerning the Aircraft Modification segment, the Company has included a peer group with similar market capitalization(3). The following chart assumes $100 invested May 1, 1993, in each of the above groups. The total return assumes the reinvestment of dividends.

                       INDEPENDENT PUBLIC ACCOUNTANTS


  The Company engaged Arthur Andersen LLP to audit the financial statements for the year ended April 30, 1998, and 1997. Arthur Andersen LLP was able to express an opinion on the financial statements for the year ended April 30, 1998, and 1997. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting of Shareholders, and they will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

  On September 14, 1998, Arthur Andersen LLP informed the Company that it has declined to stand for reelection. A new independent auditor has not been engaged by the Company for fiscal year 1999. Appointment of a new independent auditor will be selected by an action of the Board of Directors.


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                          OTHER MATTERS

  Management knows of no other matters that will be presented at the meeting. If any other matter arises at the meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the judgment of the persons named in the proxy.

  The Annual Report of the Company for the fiscal year 1998 is enclosed. The 1998 Annual Report includes the Annual Report on Form 10-K containing the Company's financial statements for the fiscal year ended April 30, 1998.

  A copy of Form 10-K and the Annual Report filed by the Company with the Securities and Exchange Commission, will be furnished without charge to any shareholder who requests it in writing to the Company at the address noted on the first page of this Statement.



By Order of the Board of Directors




WILLIAM A. GRIFFITH, Secretary

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